EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Body and Mind Inc. for the registration of common stock issuable under the 2012 Incentive Stock Option Plan of our report dated November 13, 2019, with respect to the consolidated financial statements of Body and Mind Inc., included in its Annual Report (Form 10-K) for the year ended July 31, 2019, filed with the Securities and Exchange Commission.

/s/ DMCL DALE MATHESON CARR-HILTON LABONTE LLP Chartered Professional Accountants

Vancouver, Canada

April 15, 2020